Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT


                                                 State of
        Name                                   Incorporation                  Assumed Names
------------------------------------       ----------------------       ----------------------------
Prestolock International, Ltd.                   Michigan
Monroe Engineering Products, Inc.                Michigan
Cass River Coatings, Inc.                        Michigan               Vassar Industries
Noble Metal Products, Inc.*                      Michigan
Skandy Corp.                                     Michigan
Utilase Production Process, Inc.                 Michigan
Utilase, Inc.                                    Michigan               Blank Welding Technologies
Utilase Canada, Inc.                          Ontario, Canada
Noble Land Holdings, Inc.                        Michigan
Noble Metal Technologies, Inc.                   Michigan
Noble Components & Systems, Inc.                 Michigan

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 *Formerly DCT Component Systems, Inc.